UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2005

DATASTREAM SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25590	57-0813674
(Commission File Number)	(IRS Employer Identification No.)

50 Datastream Plaza, Greenville, South Carolina	29605
(Address of Principal Executive Offices)	(Zip Code)

(864) 422-5001

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acceleration of Unvested Options.

On December 30, 2005, the Compensation Committee of the Board of Directors of Datastream Systems, Inc. (the “Company”) approved the accelerated vesting of unvested stock options held by active employees of the Company or its affiliates. Outstanding stock options to acquire common stock of the Company exist under the Amended and Restated Datastream Systems, Inc. Stock Option Plan for Directors, the Amended and Restated Datastream Systems, Inc. 1995 Stock Option Plan, the Datastream Systems, Inc. 1997 European Stock Option Plan, as amended, the Datastream Systems, Inc. 1998 Stock Option Plan, as amended, the Datastream Systems, Inc. 1998 Singapore Stock Option Plan, as amended, the Datastream Systems, Inc. Australian Stock Option Plan, the Datastream Systems, Inc. German Stock Option Plan, and the Datastream Systems, Inc. Argentinean Stock Option Plan (collectively, the “Stock Option Plans”).

As a result, a total of 1,081,698 options to purchase common stock of the Company, which otherwise would have vested from time to time at future dates, will become fully vested and immediately exercisable as of December 30, 2005. The accelerated options have exercise prices ranging from $2.80 to $18.50 and a weighted average exercise price of $7.87. The total number of accelerated options includes 427,999 options held by executive officers of the Company, with exercise prices ranging from $2.80 to $12.51 and a weighted average exercise price of $7.57.

The primary purpose of accelerating the vesting of these options is to eliminate the recognition of non-cash compensation expense associated with these options that the Company would be required to recognize in its future consolidated statements of operations upon its adoption of Statement of Financial Accounting Standards No. 123 (revised 2004) , Share-Based Payment (“SFAS 123R”). SFAS 123R will generally require that the fair value of all share-based payments to employees, including stock option awards, be recognized as compensation expense in the Company’s statements of operations. The Company will be required to adopt the expense recognition provisions of SFAS 123R effective January 1, 2006.

In order to limit the personal benefit to the option holders of fully vesting their stock options, the Board of Directors of the Company imposed restrictions on the sale or transfer of the shares received by an option holder upon the exercise of an accelerated option until the date on which such options would have vested and become exercisable, without giving effect to such acceleration.

Non-Employee Director Compensation.

On December 30, 2005, the Compensation Committee of the Board of Directors of the Company approved the award of an annual lump sum fee in the amount of $20,000 (the “Annual Fee”) for service as a non-employee director of the Company, to be paid annually on or about the first business day of January, and effective in 2006. The Annual Fee is paid in addition to the annual retainer fees and attendance fees already in place for service to the Company as a non-employee director. The Annual Fee is intended to replace the previous annual grant of stock options to non-employee directors pursuant to the Amended and Restated Stock Option Plan for Directors that was established in 1995 and that expired in 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASTREAM SYSTEMS, INC.

/s/ C. Alex Estevez
Name:	C. Alex Estevez
Title:	President and Chief Financial Officer

Date: January 5, 2006